Exhibit 3.129

Sistema Nacional de Registro de Empresas Mercantis - SINREM

GOVERNO DO ESTADO RIO DE JANEIRO

Governo do Estado do Rio de Janeiro
Secretaria de Desenvolvimento Econômico, Energia e Relações Internacionais
Junta Comercial do Estado do Rio de Janeiro

CERTIDÃO SIMPLIFICADA

Certidão Simplificada para Sociedades Empresárias, exceto as Anônimas, e suas filiais

Certificamos que as informações abaixo constam dos documentos arquivados nesta Junta Comercial e são vigentes na data da sua expedição.

Nome da empresa:
ENSCO OFFSHORE PETROLEO E GAS LTDA

Tipo Jurídico: Sociedade empresária limitada **Natureza Jurídica:** Sociedade Empresária Limitada

Número de Identificação do Registro de Empresas (NIRE)	CNPJ	Data de Arquivamento do Ato Constitutivo	Data de inícios das atividades
332.0834663-2	10.813.968/0001-90	17/04/2009	17/04/2009

Endereço:
R Internacional, 01000, PARTE, Granja dos Cavaleiros, Macaé, RJ, 27.930-075

	Prazo de Duração	Microempresa ou Empresa de Pequeno Porte
Capital Social: R$ 13.320.094,00 (TREZE MILHÕES E TREZENTOS E VINTE MIL E NOVENTA E QUATRO REAIS)		
Capital Integralizado: R$ 13.320.094,00 (TREZE MILHÕES E TREZENTOS E VINTE MIL E NOVENTA E QUATRO REAIS)	Indeterminado	NÃO

Último Arquivamento:
Ata de Reunião / Assembleia de Sócios/Sem Eventos (Empresa)

Data	Número	Ato/eventos
11/08/2020	00003912491	021/999

Situação
Registro Ativo

Status
Sem Status

Objeto:
Atividades de Apoio À Extração de Petróleo e Gás Natural

Atividades Econômicas:
- **0910600 Atividades de Apoio À Extração de Petróleo e Gás Natural**
- 0600001 Extração de Petróleo e Gás Natural
- 4612500 Representantes Comerciais e Agentes do Comércio de Combustíveis, Minerais, Produtos Siderúrgicos e Químicos
- 6810202 Aluguel de Imóveis Próprios
- 7739001 Aluguel de Máquinas e Equipamentos para Extração de Minérios e Petróleo, sem Operador

Sócios:

CARMEN GOMES ROMERO GULLO
CPF/CNPJ: 011.049.207-27 Participação no capital: R$ 0,00
Condição: Administrador

STEPHANIE BLATTLER
CPF/CNPJ: 143.229.807-08 Participação no capital: R$ 0,00
Condição: Procurador

NILTON GOMES DE MATTOS NETO
CPF/CNPJ: 057.343.307-01 Participação no capital: R$ 0,00
Condição: Procurador

FELIPE RODRIGUES CALDAS FERES
CPF/CNPJ: 101.242.287-98 Participação no capital: R$ 0,00
Condição: Procurador

GIOVANI RIBEIRO LOSS
CPF/CNPJ: 079.801.707-41 Participação no capital: R$ 0,00
Condição: Procurador

VINICIUS WERMELINGER LEMES
CPF/CNPJ: 113.723.447-48 Participação no capital: R$ 0,00
Condição: Administrador

VINICIUS WERMELINGER LEMES
CPF/CNPJ: 113.723.447-48 Participação no capital: R$ 0,00
Condição: Representante

Sistema Nacional de Registro de Empresas Mercantis - SINREM

Governo do Estado do Rio de Janeiro
Secretaria de Desenvolvimento Econômico, Energia e Relações Internacionais
Junta Comercial do Estado do Rio de Janeiro

CERTIDÃO SIMPLIFICADA

Certidão Simplificada para Sociedades Empresárias, exceto as Anônimas, e suas filiais

Certificamos que as informações abaixo constam dos documentos arquivados nesta Junta Comercial e são vigentes na data da sua expedição.

PEDRO SOARES MOUSSALLEM
CPF/CNPJ: 144.493.687-54 — Participação no capital: R$ 0,00
Condição: Representante Legal

NILTON GOMES DE MATTOS NETO
CPF/CNPJ: 057.343.307-01 — Participação no capital: R$ 0,00
Condição: Representante

DAVID LEINIG MEILER
CPF/CNPJ: 877.751.829-20 — Participação no capital: R$ 0,00
Condição: Procurador

LUCIANA RACHEL DA SILVA PORTO
CPF/CNPJ: 176.104.528-82 — Participação no capital: R$ 0,00
Condição: Procurador

LUCIANA RACHEL DA SILVA PORTO
CPF/CNPJ: 176.104.528-82 — Participação no capital: R$ 0,00
Condição: Representante

ANTONIO SERGIO GIACOMINI JUNIOR
CPF/CNPJ: 148.099.698-00 — Participação no capital: R$ 0,00
Condição: Procurador

ANTONIO SERGIO GIACOMINI JUNIOR
CPF/CNPJ: 148.099.698-00 — Participação no capital: R$ 0,00
Condição: Representante

ENSCO GLOBAL IV LTD.
CPF/CNPJ: 09.102.235/0001-69 — Participação no capital: R$ 2,00
Condição: Sócio Pessoa Jurídica Domiciliado no Exterior

JULIANA VICTAL MESQUITA
CPF/CNPJ: 080.213.327-43 — Participação no capital: R$ 0,00
Condição: Procurador

SILVIA YURI SHIMAMOTO
CPF/CNPJ: 070.560.967-78 — Participação no capital: R$ 0,00
Condição: Procurador

ENSCO INTERNATIONAL LTD.
CPF/CNPJ: 05.632.934/0001-60 — Participação no capital: R$ 13.320.092,00
Condição: Sócio Pessoa Jurídica Domiciliado no Exterior

Filial(ais) nesta Unidade da Federação ou fora dela:

NIRE: 339.0100669-3 CNPJ: 10.813.968/0002-71 AV Rio Branco, 181, SAL 3403, Centro, Rio de Janeiro, RJ, 20.040-918

Observações:

Ordens Judiciais:

Número: xxx Data: xx/xx/xxxx Protocolo xx-xxxx/xxxxxx-x
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

Nomes Anteriores:

CERTIFICO A EXISTÊNCIA DOS NOMES ANTERIORES ATÉ A PRESENTE DATA:
PRIDE OFFSHORE SERVICOS DE PETROLEO LTDA

Atos Arquivados:

Sistema Nacional de Registro de Empresas Mercantis - SINREM

Governo do Estado do Rio de Janeiro
Secretaria de Desenvolvimento Econômico, Energia e Relações Internacionais
Junta Comercial do Estado do Rio de Janeiro

CERTIDÃO SIMPLIFICADA

Certidão Simplificada para Sociedades Empresárias, exceto as Anônimas, e suas filiais

Certificamos que as informações abaixo constam dos documentos arquivados nesta Junta Comercial e são vigentes na data da sua expedição.

CERTIFICO A EXISTÊNCIA DE TODOS OS ATOS ARQUIVADOS ATÉ A PRESENTE DATA:

22/04/2009 - 33208346632 - 102* -	22/04/2009 - 33208346632 - 112* -	24/04/2009 - 33901006693 - 102* -	24/04/2009 - 33901006693 - 112* -
15/12/2009 - 00001983004 - 503* -	15/12/2009 - 00001983005 - 503* -	19/03/2010 - 00002009357 - 105* -	01/06/2010 - 00002034113 - 310* -
05/07/2010 - 00002060214 - 105* -	27/01/2011 - 00002140846 - 310* -	22/02/2011 - 00002151847 - 105* -	02/03/2011 - 00002155074 - 310* -
06/06/2011 - 00002192277 - 310* -	17/06/2011 - 00002198343 - 503* -	17/06/2011 - 00002198345 - 503* -	29/06/2011 - 00002202610 - 105* -
08/08/2011 - 00002217903 - 105* -	03/10/2011 - 00002241857 - 106* -	06/12/2011 - 00002266388 - 105* -	09/02/2012 - 00002291634 - 105* -
04/05/2012 - 00002322141 - 310* -	23/07/2012 - 00002358951 - 310* -	08/03/2013 - 00002447503 - 105* -	22/07/2013 - 00002498303 - 105* -
12/08/2013 - 00002507160 - 310* -	23/12/2013 - 00002577255 - 503* -	30/06/2014 - 00002639808 - 105* -	30/06/2014 - 00002639809 - 503* -
30/09/2014 - 00002678403 - 310* -	20/08/2015 - 00002804394 - 310* -	17/09/2015 - 00002815360 - 105* -	03/12/2015 - 00002844690 - 105* -
11/11/2016 - 00002971435 - 310* -	11/11/2016 - 00002971436 - 503* -	11/11/2016 - 00002971437 - 503* -	25/11/2016 - 00002977038 - 506* -
26/12/2016 - 00002989501 - 105* -	30/01/2017 - 00003001477 - 105* -	20/09/2017 - 00003089693 - 310 -	20/09/2017 - 00003089697 - 310 -
20/09/2017 - 00003089709 - 021 -	26/09/2017 - 00003092482 - 021 -	09/03/2018 - 00003164305 - 002 -	02/05/2018 - 00003187322 - 021 -
22/02/2019 - 00003528843 - 002 -	22/02/2019 - 00003528846 - 206 -	22/02/2019 - 00003528847 - 206 -	10/07/2019 - 00003680251 - 002 -
09/12/2019 - 00003820421 - 002 -	28/05/2020 - 00003877645 - 002 -	28/05/2020 - 00003877872 - 206 -	03/06/2020 - 00003879369 - 206 -
13/07/2020 - 00003895311 - 002 -	04/08/2020 - 00003908433 - 206 -	11/08/2020 - 00003912491 - 021 -	

Art.1029 - Notificação de Retirada:

CPF/CNPJ:	xxxxxxxxx-xx	**Participação no capital:**	R$ 0,00
Condição:	xxxxxxxxxxxxxxxxxxxx	**Data da Notificação:**	xx/xx/xxxx

Liquidante:

CPF/CNPJ:	xxxxxxxxx-xx	**Participação no Capital:**	0.00
Condição:	xxxxxxxxxxxxxxxxxxxx		

00-2020/152618-2

Local, data
Rio de Janeiro, 13 de Agosto de 2020

Bernardo Feijó Sampaio Berwanger
SECRETÁRIO GERAL - JUCERJA

Documento Assinado por meio digital, conforme MP 2200-2 de 24/08/2001, que institui a Infra-Estrutura de Chaves Públicas Brasileira - ICP Brasil, em vigor consoante E.C nº32 de 11/09/2001 - Art.2º.
Art 1º. Fica instituída a Infra-Estrutura de Chaves Públicas Brasileira - ICP Brasil, para garantir autenticidade, integridade e validade jurídica de documentos em forma

Validação da Certidão: *www.jucerja.rj.gov.br - Opção: Serviços >> Consulta Certidão Online .*
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